EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement") is dated as of this 25th day of March, 1998, by and between Unidigital Inc., a Delaware corporation, with an office for purposes of this Agreement at 545 West 45th Street, New York, NY 10036 (hereinafter the "Company" or "Employer"), and Richard Sirota with an address at 1 Pallisar Road, Irvington, New York 10533 (hereinafter the "Employee").


                                   WITNESSETH:

          WHEREAS:

               (a) Company wishes to engage the services of Employee to render services for and on its behalf in accordance with the following terms, conditions and provisions; and

               (b) Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms, conditions and provisions.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          1. EMPLOYMENT. Company hereby employs Employee and Employee accepts such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement principally in New York City, New York.




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          2.  EMPLOYMENT  STATUS.  Employee  shall  at all  times  be  Company's employee subject to the terms and conditions of this Agreement.

         3. TERM. The term of this Agreement (the "Term") shall commence on March 25, 1998, and shall terminate on March 25, 2001 (the "Termination Date"), for a total term of three (3) years, unless earlier terminated pursuant to the terms and provisions of this Agreement.

          4. During Employee's employment hereunder, Employee shall serve as Senior Vice President and Chief Operating Officer of the Company. In such positions, Employee shall have the customary powers, responsibilities and authorities of officers in such position of corporations of the size, type and nature of the Company. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Company's Board of Directors (the "Board"), William E. Dye or such other executive officer designated by the Board or Mr. Dye and shall report directly to William E. Dye and to no other person, entity or committee other than the Board or a duly appointed designee of the Board or Mr. Dye. Employee shall be provided with an office, staff and other working facilities consistent with his positions and as required for the performance of his duties. In addition, Company agrees to cause Employee to be nominated to serve as a director of the Company and to use its best efforts to cause Employee to be elected to the Board and be retained as a director of the Company during Employee's employment during the Term, as it may be extended.



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          5.   COMPENSATION.

               (a) For the performance of all Employee's services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

                    Base Salary. During the Term, Company shall pay the Employee an initial base annual salary of $250,000 (the "Base Salary") payable in regular installments in accordance with the Company's usual payment practices (which currently is in equal bi-monthly installments). Employee shall be entitled to such further increases, if any, in his Base Salary as may be determined from time to time in the sole discretion of the Board; but, in any event, Employee shall be entitled to receive an annual increase equal to the increase in the CPI for the New York Metropolitan Area on annual basis. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary".

                    Bonus. During the Term, Employee shall be eligible for and may receive bonuses. The amount of such bonuses, if any, shall be solely within the discretion of the Board or the Compensation Committee thereof.

               (b) Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Social Security, withholding and otherwise, and any other applicable amounts required by law or any taxing authority.


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          6.   EMPLOYEE BENEFITS.

               (a) During the Term hereof and so long as Employee is not terminated, Employee shall receive and be provided health and insurance benefits, and during Employee's employment hereunder, Employee shall receive and be provided employee benefits (including without limitation, fringe benefits, vacation, automobile, retirement plan participation and life, health, accident and disability insurance etc., (collectively, "Employee Benefits") on the same basis as those benefits are generally made available to the most senior executives of the Company. Employee shall be entitled to receive not less than four weeks vacation per year and if such vacation time is not taken by Employee, in the then current year, Employee at his option may accrue vacation or receive compensation at the then current level.

               (b) At his discretion and at the Company's sole expense, Employee may travel business class, portal to portal, when traveling on business for the Company.

          7.   BUSINESS EXPENSES AND PERQUISITES.

               (a) Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies then in effect.

               (b) Company shall provide Employee a new automobile, every three years, including all related maintenance, repairs, insurance parking and other costs. The base annual automobile rental expense shall not exceed $18,000 per annum.



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          8.   TERMINATION.

               (a) For Cause by the Company. (i) Employee's employment hereunder may be terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean (A) Employee's unjustified failure to perform his duties hereunder or to follow reasonable directions of the Board, William E. Dye or a duly appointed designee of the Board or Mr. Dye, (B) willful misconduct by Employee in connection with his employment, (C) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude, or (D) Employee's material breach of any of the provisions of this Agreement.

                    (ii) If Employee is terminated for cause, he shall entitled to receive

     Employee's Base Salary from Company through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(a) shall be determined in accordance with the plans, policies and practices of the Company for most senior executives.

               (b) Disability or Death. (i) Employee's employment hereunder shall terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will as a result thereof, be unable) for a period of six (6) consecutive months or for an aggregate of twelve (12) months in any twenty-four (24) consecutive month



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period to perform his duties  (such  incapacity  is  hereinafter  referred to as
"Disability"). Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

                    (ii) Upon termination of Employee's employment hereunder during the Term for Disability, Employee shall receive from the Company 50% of Employee's Base Salary through the end of the Term and the amount equivalent to 50% of the last bonus, if any, received by the Employee under the terms of this Agreement times the number of years remaining in the Term. Employee shall be entitled to no further payments of Employee's Base Salary under this Agreement, provided that any payment under this Section 8(b)(ii) shall be reduced by the amount of any disability benefits paid to Employee under any other disability plan, program or arrangement maintained and paid for by the Company or its affiliates.

                    (iii)Upon termination of Employee's employment hereunder during the Term as a result of death, the Employee's estate or named beneficiary(ies) shall receive from the Company (A) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs and pro rata bonus paid to Employee during then immediately preceding year of the Term, and (B) the proceeds of any



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life  insurance  policy  maintained  for his benefit by the Company  pursuant to
Section 6(a) under this Agreement.

                    (iv) All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(b) shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by most senior executives of the Company.

               (c) Without Cause by the Company. If Employee's employment is terminated by the Company without cause (other than by reason of Disability or death), then Employee shall be entitled to receive the Employee's Base Salary from the Company for the balance of the Term, to be paid to Employee during immediately succeeding next bi-weekly intervals. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(c) shall be determined in accordance with the plans, policies and practices of the Company then in effect.

               (d) Termination by Employee. If Employee wishes to terminate his employment with the Company for any reason, Employee must afford the Company with at least six full month's written notice of termination. Such termination shall not be deemed a breach of this Agreement.

               (e) Change of Control. For purposes of this Agreement, "Change of Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group"


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(within the meaning of Sections  13(d) and 14(d)(2) of the  Securities  Exchange
Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owner (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (ii) a sale of assets constituting all or substantially all of the assets of the Company (determined on a consolidated basis). In the event of such a Change of Control, the new entity shall be obligated to perform the Company's obligations under the terms of this Agreement. Notwithstanding the foregoing, such Change in Control shall not release the Company from its liability for the full and faithful performance of all the terms and conditions of this Agreement.

          9. NON-DISCLOSURE OF INFORMATION. Employee acknowledges that by virtue of his position he will be privy to the Company's trade secrets including, but not limited to, Company's customers list and private processes, as they may exist or as Company may determine from time to time, and that such secrets are valuable, special, and unique assets of Company's business and constitute confidential information and trade secrets of Company (hereafter collectively "Confidential Information"). Employee shall not, during the Term and for a period of two (2) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the Term and for a period of two (2) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any



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other person or entity, other than Company, under any circumstances. Company and
Employee  agree  that  a  violation  of  the  foregoing   covenants  will  cause
irreparable injury to the Company, and that in the event of a breach or threatened breach by the Employee of the provisions of this Section 9, Company shall be entitled to an injunction.

          The foregoing to the contrary notwithstanding, no information, written or oral, shall be construed or considered "Confidential Information" and thereby subject to the restrictions of this Section 9 if such information was (i) generally available to the public other than as a result of a disclosure by the Employee or anyone to whom the Employee transmits the information in violation hereof, (ii) in the possession of the Employee or known to him on a non-confidential basis prior to its disclosure to him, (iii) available to the Employee on a non-confidential basis from a source other than Unidigital who is not bound by a confidentiality agreement with Unidigital, or (iv) available in trade publications, reference books or other resources and which may be compiled by any person desirous of preparing a report or memorandum containing such information.

          10.  RESTRICTIVE COVENANT.

               Without the prior written approval of the Board first obtained:

               (a) For a period of two (2) years after the termination of this Agreement, Employee covenants and agrees that, within a radius of twenty-five
(25) miles from each of the then present place(s) of Company's business or any other area in which Company is engaged in business, he shall not own, manage, operate, control, be employed by, participate



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in, or be connected in any manner with the ownership, management,  operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venture, officer, director or shareholder of a corporation or other entity (this excludes ownership of less than five (5%) percent of any public company), of any business similar to or competitive with the type of business conducted by Company at the time of the termination or expiration of this Agreement. Employee further covenants and agrees he shall not, directly or indirectly, in any manner whatsoever interfere with, solicit or disrupt or attempt to interfere with, solicit or disrupt the relationship, contractual or otherwise, between Company and any customer, supplier, lessee or employee of Company, its parent or subsidiaries during such period.

               (b) For the period set forth in the immediately preceding subsection (a) Employee covenants and agrees that within a radius of twenty-five
(25) miles from each of the then present place(s) of Company's business or any other area in which Company is engaged in business, he shall not render any services to any person, firm, corporation, association or other entity to whom any Confidential Information in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement.

               (c) Company and Employee agree that a violation of either of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this
Section 10, Company shall be entitled to an injunction.



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               (d) Employee acknowledges that the restrictions contained in this
Section 10 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this
Section 10 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

          11. BREACH OR THREATENED BREACH OF COVENANTS. In the event of Employee's actual or threatened breach of his obligations under either Section 9 or 10, or both, of this Agreement, in addition to any other remedies Company may have, Company shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company from pursuing and obtaining any other available remedies which Company may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

          12. REPRESENTATIONS AND WARRANTIES BY EMPLOYEE. Employee hereby warrants and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him (a) from being an Employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and (c) from competing with any other persons, companies, businesses or entities engaged in the business of Company.



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          13.  ARBITRATION.  Any controversy or claim arising out of or relating to this Agreement, the performance thereof of its breach or threatened breach shall be settled by arbitration in the State of New York, County of New York in
accordance   with  the  then  governing   rules  of  the  American   Arbitration
Association. The findings of the arbitration panel or arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.

          14. NOTICES. Any notice required, permitted or desired to be given under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or an authorized member of Company, (b) sent by overnight delivery, or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. In all instances of notices to be given to Company, a copy by like means shall be delivered to Company's counsel care of Buchanan Ingersoll, 500 College Road East, Princeton, NJ 08540, Attn: David Sorin, Esq. In all instances of notices to be given to Employee, a copy by like means shall be delivered to Employee's counsel care of Kantor Davidoff Wolfe Mandelbaum & Kass, 51 East 42nd Street, New York, NY 10017, Attn: Herbert C. Kantor, Esq. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is mailed, if transmitted by the United States Post Office.



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          15. ASSIGNMENT. Employee acknowledges that his services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign its rights and benefits under the terms of this Agreement.

          16. WAIVER OF BREACH. Any waiver of a breach of provision of this Agreement, or any delay of failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

          17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall be terminated as of the date of this Agreement.

          18. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

          19.  SEVERABILITY.   The  invalidity  or   non-enforceability  of  any
provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.



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          20. CAPTIONS. Captions in this Agreement are inserted only as a matter of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

          21. GRAMMATICAL USAGE. In construing or interpreting this Agreement, masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

          22. CAPACITY. Employee has read and is familiar with all the terms and conditions of this Agreement and has the capacity to understand such terms and conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof.

          23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.




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         IN  WITNESS  WHEREOF,  each of the  parties  hereto has  executed  this
Agreement as of the date first hereinabove written.


                                                     UNIDIGITAL INC.


                                                     /s/ William E. Dye
                                                     --------------------------
                                                     William E. Dye
                                                     Chief Executive Officer


                                                     /s/ Richard J. Sirota
                                                     --------------------------
                                                     Richard J. Sirota